Exhibit 1

JOINT FILING AGREEMENT

The persons below hereby agree that the Schedule 13D to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13D, shall be filed jointly on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934.

Dated: February 14, 2020

CAREVENTURES FUND II S.C.SP

By: CAREVENTURES FUND II GP S.A.R.L, its general partner

	By:	/s/ Maxime de Thomaz
	Name:	Maxime de Thomaz
	Title:	Manager

CAREVENTURES FUND II GP S.A.R.L

	By:	/s/ Maxime de Thomaz
	Name:	Maxime de Thomaz
	Title:	Manager